UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018

Nexeon Medsystems Inc

(Exact name of registrant as specified in its charter)

Nevada	000-55655	81-0756622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 Pacific Avenue, Suite 20000 Dallas, Texas 75201 (Address of principal executive offices) (zip code) 844-919-9990
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director Appointment, Robert Wesley “Wes” Dittmer II

On April 24, 2018, Nexeon Medsystems Inc, a Nevada corporation (the “Company”), appointed Robert Wesley “Wes” Dittmer II as a director of the Company. Mr. Dittmer is deemed an “independent,” non-employee director as defined by NASDAQ Rule 5605(a)(2). There are no family relationships between Mr. Dittmer and any of our other officers and directors. Mr. Dittmer was appointed to the Nominating and Governance Committee, Audit Committee and Compensation Committee of the Board of Directors. Mr. Dittmer was appointed chair of the Audit Committee and “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

There are no arrangements or understandings between Mr. Dittmer and any other persons, pursuant to which he was appointed as a director and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Dittmer shall receive compensation for his service as a director in the amount of (i) $4,000 per quarter and (ii) an option to purchase Twelve Thousand Five Hundred (12,500) shares of the Company’s restricted common stock, per quarter, at a price equal to the price per share of the Company’s then current market price per share.

Set forth below is the biographical information of the newly appointed director, as required by Item 401 of Regulation S-K.

Mr. Dittmer, 54, is an experienced financial executive with more than 20 years of finance and accounting experience with publicly-traded companies and an extensive background in capital formation, mergers and acquisitions (M&A) and operations. He is currently an independent consultant focused on M&A, capital raises, and supply chain optimization. Previously he served as the CFO for the North American division of Parnell Inc. (NASDAQ: PARN) (2015-2017), AgJunction Inc. (TSE: AJX) (2013-2015), National Rural Telecommunications Cooperative (2010-2012), and was vice president of Corporate Development of Embarq Corp. (NYSE: EQ) from (1999-2009). Mr. Dittmer also served as a board member of Digital Bridge Communications (2011-2012) and GeoNav Group International (2010-2012). He is a Certified Public Accountant and received his B.S. in Accounting from the University of Missouri and an MBA in Finance from Rockhurst College.

Committee Resignation

On April 23, 2018, William Rosellini resigned from his position as a member of the Audit Committee of the Board of Directors of the Company. Mr. Rosellini’s resignation from the Audit Committee did not result from any disagreement with the Audit Committee, the Board of Directors or the Company. Mr. Rosellini will continue in his role as Chairman of the Board and Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEON MEDSYSTEMS INC

Dated: April 24, 2018	/s/ William Rosellini
William Rosellini
Chairman and Chief Executive Officer

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